EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Kyto Biopharma, Inc. of our report dated June 8, 2004 on the consolidated financial statements of Kyto Biopharma, Inc. (a development stage company) as of March 31, 2004 and for the years ended March 31, 2004 and 2003 and from March 5, 1999 (inception of development stage) to March 31, 2004.





SALBERG & COMPANY, P.A.
Boca Raton, Florida
November 5, 2004